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                                                                    Exhibit 11.1

                         TRACK'N TRAIL AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                        PERIOD ENDED
                                                                          ----------------------------------------
                                                                            12/31/94      12/30/95      12/28/96
                                                                          ------------  ------------  ------------
HISTORICAL EARNINGS PER SHARE

Weighted average common shares outstanding..............................     4,107,608     4,107,608     4,107,608

Shares, warrants and options treated as common share equivalent pursuant
  to SEC Staff Accounting Bulletin Topic 4d.............................       669,240       669,240       669,240
                                                                          ------------  ------------  ------------

Total common and common equivalent shares...............................     4,776,848     4,776,848     4,776,848
                                                                          ------------  ------------  ------------

Net income..............................................................  $  2,746,717  $  2,386,069  $  4,364,022
                                                                          ------------  ------------  ------------

Earnings per common and common equivalent shares........................  $       0.58  $       0.50  $       0.91
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

PRO FORMA EARNINGS PER SHARE

Weighted average common shares outstanding..............................                                 4,107,608

Shares, warrants and options treated as common share equivalent pursuant to SEC Staff Accounting Bulletin
  Topic 4d..............................................................                                   669,240

Shares, warrants and options treated as common share equivalent pursuant
  to SEC Staff Accounting Bulletin Topic 1b3............................                                   517,037
                                                                                                      ------------

Pro forma weighted average number of shares of common stock and common
  stock equivalents.....................................................                                 5,293,885
                                                                                                      ------------

Pro forma net income....................................................                              $  2,869,147
                                                                                                      ------------

Pro forma net income per common and common equivalent share.............                              $       0.54
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